     As filed with the Securities and Exchange Commission on May 10, 1996
                                                 Registration No. 33-___________

================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                ------------

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ------------

                              MICROGRAFX, INC.
           (Exact name of registrant as specified in its charter)


         TEXAS                                  75-1952080
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)


                                1303 ARAPAHO
                          RICHARDSON, TEXAS  75081
         (Address of principal executive offices including zip code)

                                ------------

                              MICROGRAFX, INC.
                        EMPLOYEE STOCK PURCHASE PLAN
                          (Full Title of the Plan)

                                ------------

GREGORY A. PETERS.                                 Copies of Communications to:
Micrografx, Inc.                                   L. STEVEN LESHIN, ESQ.
1303 Arapaho                                       Jenkens & Gilchrist, a
Richardson, Texas  75081                              Professional Corporation
(214) 234-1769                                     1445 Ross Avenue
                                                   Suite 3200
(Name, Address and Telephone                       Dallas, Texas  75202
Number, including area code of Agent for Service)

                                ------------

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------

Title of                                        Proposed           Proposed
securities              Amount                  maximum            maximum             Amount of
to be                   to be                   offering price     aggregate offering  registration
registered              registered (1)          per share (2) (3)  price (3)           fee
- ----------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01          300,000                 $16.25             $4,875,000          $1,682
per share
- ----------------------------------------------------------------------------------------------------------

- -------------
(1) Pursuant to Rule 416, this registration statement is deemed to include additional shares of Common Stock issuable under the terms of the Micrografx, Inc. Employee Stock Purchase Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(2)     Estimated solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457 (c) and (h), and based upon the average of the highest and lowest price per share of the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System on May 8, 1996.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Micrografx, Inc. (the "Corporation") hereby incorporates by reference in this registration statement its registration statements on Form S-8 previously filed with the Securities and Exchange Commission (Registrations No. 33-41665, and 33-65754), which related to the Micrografx, Inc. Employee Stock Purchase Plan.

Item 8. Exhibits.

     The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index which follows.


EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBIT
- -------                              ----------------------
5.1      Opinion of Jenkens & Gilchrist, a Professional Corporation

23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1)

23.2     Consent of Arthur Andersen LLP

23.3     Consent of Roth Bookstein & Zaslow

24.1     Power of Attorney (see signature page of this Registration Statement -
         Page 3).

99.1     Financial Statements of Visual Software, Inc. as of June 30, 1995 and
         1994 and the two years ended June 30, 1995.

99.2     Supplemental Consolidated Financial Statements of Micrografx, Inc. and
         Subsidiaries as of June 30, 1995 and 1994 and the three years ended
         June 30, 1995 (restated to reflect merger with Visual Software, Inc.)

- -------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended and the Note to Part I of Form S-8.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, Texas on May 9, 1996.

                               MICROGRAFX, INC.

                               By: /s/ J. Paul Grayson
                                   --------------------------------------
                                   J. Paul Grayson
                                   Chairman of the Board of Directors and
                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints J. Paul Grayson and Gregory A. Peters, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates included:



Signature                       Title                           Date
- ---------                       -----                           ----
/s/    J. Paul Grayson          Chairman of the Board           May 9, 1996
- ---------------------------     of Directors and
J. Paul Grayson                 Chief Executive Officer
                                (Principal Executive Officer)

/s/    Gregory A. Peters        Senior Vice President,          May 9, 1996
- ---------------------------     Chief Financial Officer,
Gregory A. Peters               and Treasurer
                                (Principal Financial and
                                Accounting Officer)

/s/    David S. Gergacz         Director                        May 9, 1996
- ---------------------------
David S. Gergacz


/s/    Robert Kamerschen        Director                        May 9, 1996
- ---------------------------
Robert Kamerschen


/s/    Seymour Merrin           Director                        May 9, 1996
- ---------------------------
Seymour Merrin

/s/    Robert S. Miller         Director                        May 9, 1996
- ---------------------------
Robert S. Miller


/s/ Eugene P. Beard             Director                        May 9, 1996
- ---------------------------
Eugene P. Beard

                                EXHIBIT INDEX



                                                                      SEQUENTIAL
 EXHIBIT                                                              PAGE
 NUMBER                    DESCRIPTION OF EXHIBIT                     NUMBER
 -------                   ----------------------                     ------
5.1         Opinion of Jenkens & Gilchrist, a Professional
            Corporation

23.1        Consent of Jenkens & Gilchrist, a Professional
            Corporation (included in their opinion filed as Exhibit 5.1)

23.2        Consent of Arthur Andersen LLP

23.3        Consent of Roth Bookstein & Zaslow

24.1 Power of Attorney (see signature page of this Registration Statement - Page 3).

99.1 Financial Statements of Visual Software, Inc. as of June 30, 1995 and 1994 and the two years ended June 30, 1995.

99.2 Supplemental Consolidated Financial Statements of Micrografx, Inc. and Subsidiaries as of June 30, 1995 and 1994 and the three years ended June 30, 1995 (restated to reflect merger with Visual Software, Inc.)